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                                                       EXHIBIT 21


                      INTERSTATE GENERAL COMPANY L.P.
                         CONSOLIDATED ENTITIES AND
                      SUBSIDIARIES OF THE REGISTRANT
                             DECEMBER 31, 1997


At December 31, 1997, the financial statements of the following entities were consolidated with those of the Registrant in the Consolidated Financial Statements incorporated herein:

     American Community Properties Trust, a Maryland business trust

     American Family Homes, Inc., a Delaware corporation

     American Rental Management Company, a Delaware corporation

     Brandywine Investment Associates Limited Partnership, a Maryland limited partnership

     Caribe Waste Technologies, Inc., a Puerto Rico corporation

     Fox Chase Apartments General Partnership, a Maryland general partnership

     Headen House Associates Limited Partnership, a Maryland limited partnership

     IWT Bridgeport, Inc., a Delaware corporation

     IWT Freehold, Inc., a Delaware corporation

     Interstate Acceptance Corporation I, a Delaware corporation

     Interstate General Properties Limited Partnership S.E., a
     Maryland limited partnership

     Interstate General Realty, Inc., a Delaware corporation

     Interstate Waste Technologies, Inc., a Delaware corporation

     Lancaster Apartments Limited Partnership, a Maryland limited partnership

     Land Development Associates S.E., a Puerto Rico partnership

     New Forest Apartments General Partnership, a Maryland general partnership

     Palmer Apartments Associates Limited Partnership, a Maryland limited partnership

     Pomfret LLC, a Delaware limited liability company

     St. Charles Associates Limited Partnership, a Maryland limited partnership


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     St. Charles Community, LLC, a Delaware limited liability company

     St. Charles Operating Company, LLC, a Delaware limited liability company

     Sports Realty, Inc., a Delaware corporation

     Wakefield Terrace Associates Limited Partnership, a Maryland limited partnership

     Wakefield Third Age Associates Limited Partnership, a Maryland limited partnership

At December 31, 1997, the Registrant and its consolidated entities had the following significant unconsolidated subsidiaries:

     Alturas del Senorial Associates Limited Partnership, a Maryland limited partnership

     Bannister Associates Limited Partnership, a Maryland limited partnership

     Bayamon Gardens Associates Limited Partnership, a Maryland limited partnership

     Brookside Gardens Limited Partnership, a Maryland limited partnership

     Carolina Associates Limited Partnership, a Maryland limited partnership

     Chastleton Apartments Associates, a District of Columbia limited partnership

     Coachman's Limited Partnership, a Maryland limited partnership

     Colinas de San Juan Associates Limited Partnership, a Maryland limited partnership

     Crossland Associates Limited Partnership, a Maryland limited partnership

     ELI S.E., a Puerto Rico special partnership

     Escorial Builders S.E., a Puerto Rico special partnership

     Essex Apartments Associates, a Virginia limited partnership

     HDA Management Corporation, a Delaware corporation

     Huntington Associates Limited Partnership, a Maryland limited partnership

     Jardines de Camparra Associates Limited Partnership, a Maryland limited partnership



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     Lakeside Apartments Limited Partnership, a Maryland limited partnership

     Maryland Cable Limited Partnership, a Maryland limited partnership

     Monserrate Associates Limited Partnership, a Maryland limited partnership

     Monte de Oro Associates, a Maryland limited partnership

     New Center Associates Limited Partnership, a Maryland limited partnership

     San Anton Associates, a Massachusetts limited partnership

     Turabo Limited Dividend Partnership, a Massachusetts limited partnership

     Valle del Sol Limited Partnership, a Maryland limited partnership